Prof. Dr. med. Th. Stegmann
Spiegel-Str. 10
36100 Petersberg

Telefon-Durchwahl: +49-(0)661/604772
Telefax-Durchwahl: +49-(0)661/66575
E-Mail: stegmann-petersberg@t-online.de

Prof. Dr. med. Th. Stegmann, Spiegelstr.10, 36100 Petersberg

Mr. Daniel C. Montano
2877 Paradise Road, Unit 90144
Las Vegas, NV 89109
USA

Petersberg, March 21, 2008

Controlling Stockholders Agreement
Opt Out Notification

Dear Stockholders:

I, Thomas J. Stegmann, hereby opt out entirely of the Controlling Stockholders Agreement and Amendment No. 1 to Controlling Stockholders Agreement, as authorized under section 4, titled "Ability to Opt Out", of the Controlling Stockholders Agreement. This notice is to be effective as of April 01, 2008.

Sincerely,

Thomas J. Stegmann, MD, PhD, FETCS

Copy:

Daniel C. Montano, 2877 Paradise Road, Unit 90144, Las Vegas, NV 89109, USA
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